As filed with the Securities and Exchange Commission on June 22, 2010
Registration No. 333-153064

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-153064
UNDER THE SECURITIES ACT OF 1933
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact Name of Registrant as Specified in its Charter)

Montana (State or jurisdiction of incorporation or organization)	81-0331430 (I.R.S. Employer Identification No.)
401 North 31st Street
Billings, Montana 59116
(406) 255-5390
(Address and Telephone number of Principal Executive Offices)
FIRST INTERSTATE BANCSYSTEM, INC. EMPLOYEE STOCK PURCHASE PLAN, AS
AMENDED AND RESTATED
SAVINGS AND PROFIT SHARING PLAN FOR EMPLOYEES OF FIRST INTERSTATE
BANCSYSTEM, INC., 2008 RESTATEMENT, AS AMENDED
(Full Title of Plans)
Terrill R. Moore
Executive Vice President and Chief Financial Officer
FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
Billings, Montana 59116-0918
(406) 255-5390
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
David G. Angerbauer, Esq.
Holland & Hart LLP
222 South Main Street, Suite 2200
Salt Lake City, Utah 84101
(801) 799-5800
Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE — DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 effective August 18, 2008 (file No. 333-153064) (the “Registration Statement”), is filed for the sole purpose of terminating the Registration Statement and deregistering any unsold shares of the Registrant’s common stock (no par value), previously registered under the Registration Statement and issuable under the First Interstate BancSystem, Inc. Employee Stock Purchase Plan, as amended and restated (the “Employee Stock Purchase Plan”) and the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc., 2008 Restatement, as amended (the “Profit Sharing Plan” and together with the Employee Stock Purchase Plan, the “Plans”). As of the date of this Post-Effective Amendment No. 3, no shares of the Registrant’s common stock are reserved for future issuance under the Plans.
SIGNATURES

1.	REGISTRANT
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on June 22, 2010.

First Interstate BancSystem, Inc.
By:	/s/ Lyle R. Knight
Lyle R. Knight
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on June 22, 2010.

Signature	Title

/s/ Thomas W. Scott** Thomas W. Scott	Chairman of the Board

/s/ James R. Scott** James R. Scott	Vice Chairman of the Board

/s/ Steven J. Corning** Steven J. Corning	Director

/s/ David H. Crum** David H. Crum	Director

/s/ William B. Ebzery** William B. Ebzery	Director

/s/ Charles E. Hart, M.D., M.s.** Charles E. Hart, M.D., M.S.	Director

/s/ James W. Haugh** James W. Haugh	Director

Signature	Title

John M. Heyneman, Jr.	Director

/s/ Lyle r. knight Lyle R. Knight	President and Chief Executive Officer, Director (Principal executive officer)

Ross E. Leckie	Director

Terry W. Payne	Director

/s/ Jonathan R. Scott** Jonathan R. Scott	Director

/s/ Julie A. Scott** Julie A. Scott	Director

/s/ Randall I. Scott** Randall I. Scott	Director

/s/ Michael J. Sullivan** Michael J. Sullivan	Director

/s/ Sandra A. Scott Suzor** Sandra A. Scott Suzor	Director

/s/ Martin A. White** Martin A. White	Director

/s/ terrill r. moore Terrill R. Moore	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)

**By Power of Attorney:	/s/ terrill r. moore
Terrill R. Moore
Attorney-in-Fact

2.	SAVINGS AND PROFIT SHARING PLAN FOR EMPLOYEES OF FIRST INTERSTATE BANCSYSTEM, INC.
     Pursuant to the requirements of the Securities Act, the trustee has duly caused this caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on June 22, 2010.

Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc.
/s/ Lyle R. Knight
By: Lyle R. Knight
Its: Chairman, First Interstate BancSystem, Inc. Benefits Committee, Plan Administrator of the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc.